UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 27, 2020

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

Iowa	001-05128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1716 Locust Street,	Des Moines,	Iowa	50309-3023
(Address of principal executive offices)			(ZIP Code)

Registrant’s telephone number, including area code:	(515)	284-3000
Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1	MDP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On February 27, 2020, Meredith Corporation (Meredith or the Company) announced that Jason Frierott is joining the Company as Vice President/Chief Financial Officer, effective March 9, 2020. A copy of the press release announcing Mr. Frierott's appointment is attached as Exhibit 99.

Mr. Frierott, 46, joins Meredith after 21 years at General Electric Company (GE), including more than 10 years as a Chief Financial Officer for several of GE's large business units. This included stints as a senior financial executive at GE Transportation, GE Power & Water, and GE Energy. He also spent eight years in an executive role on GE's Corporate Audit staff.

In connection with Mr. Frierott's appointment, Meredith entered into an employment agreement with Mr. Frierott, effective as of March 9, 2020. The employment agreement provides for the following: 1) an annual base salary of $675,000 through July 31, 2021, with any increases thereafter to be determined by the Compensation Committee of the Meredith Board of Directors; 2) participation in the Meredith Management Incentive Plan (or any successor or replacement annual incentive plan of Meredith) with a target bonus of seventy-five percent (75%) of base salary (any payment for fiscal year 2020 will be pro-rated based on the effective date of this agreement); 3) participation in an annual three-year Cash Long-Term Incentive Program starting in fiscal year 2021 with the opportunity to earn a cash payment of $400,000, conditioned upon the achievement of certain specified financial objectives; 4) participation in the Meredith Stock Incentive Plan with a one-time grant of restricted stock units with a three-year cliff vesting, valued at $500,000 to be awarded within thirty (30) days of the effective date; 5) annual grants beginning in August 2020 of non-qualified stock options and restricted stock units with a three-year cliff vesting and an estimated combined value of $600,000; 6) executive perquisites, including an automobile allowance and country club dues; and 7) participation in employee benefit plans generally available to employees and officers of the Company.

Mr. Frierott will receive a relocation payment of $850,000, with half of the relocation payment to be paid within 30 days of the effective date and the remaining half paid within 30 days of closing on a home in the greater Des Moines area. Mr. Frierott will also be reimbursed for certain relocation expenses, including closing costs, real estate commissions, and temporary housing.

The employment agreement is filed herewith as Exhibit 10 and this disclosure is qualified in its entirety by reference to the employment agreement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	10	Employment agreement between Meredith Corporation and Jason Frierott.
	99	News release issued by Meredith Corporation dated February 27, 2020, concerning the announcement that Jason Frierott is joining the Company as Vice President/Chief Financial Officer.
	104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION
Registrant

/s/ Steven M. Cappaert
Steven M. Cappaert
SVP Controller

Date: February 27, 2020